UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 6, 2024

REPLIMUNE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38596	82-2082553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

500 Unicorn Park Drive

Suite 303

Woburn, MA 01801

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (781) 222-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	REPL	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On June 6, 2024, Replimune Group, Inc. (the “Company”) issued a news release announcing data updates from certain of its RP1 and RP2 programs, and made available a new presentation with respect to such updates. A copy of the press release and the presentation are furnished as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K, respectively and will be available on the Company’s website at www.replimune.com under “Investors and Media.” The Company undertakes no obligation to update, supplement or amend the materials furnished herewith.

The information contained in this Item 7.01 and in the accompanying Exhibits 99.1 and 99.2 shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this Item 7.01 and the accompanying Exhibits 99.1 and 99.2 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 8.01	Other Events.

On June 6, 2024, the Company announced the topline results from the primary analysis of its IGNYTE clinical trial of RP1 plus nivolumab in anti-PD1 failed melanoma. The results by independent central review show one-third of patients receiving RP1 plus nivolumab responded to treatment, improving upon the investigator-assessed data presented at ASCO 2024, with all responses lasting greater than 6 months from baseline.

The anti-PD1 failed melanoma cohort from the IGNYTE clinical trial includes 140 patients who received RP1 plus nivolumab after confirmed progression while being treated with at least 8 weeks of prior anti-PD1 therapy (+/- anti-CTLA-4). The primary analysis by independent central review was triggered once all patients had been followed for at least 12 months.

The topline results show the overall response rate was 33.6% by modified RECIST 1.1 criteria, the primary endpoint as defined in the protocol, and 32.9% by RECIST 1.1 criteria, an additional analysis requested by the United States Federal Drug Agency (the “FDA”). Responses from baseline were highly durable, with all responses lasting more than 6 months and median duration of response exceeding 35 months. The Company plans to submit the full primary analysis data from the anti-PD1 failed melanoma cohort including key secondary endpoint data and subgroups for presentation at an upcoming medical congress.

RP1 combined with nivolumab continues to be well-tolerated, with mainly Grade 1-2 constitutional-type side effects observed. Treatment-related adverse events associated with RP1 in combination with nivolumab were predominantly Grade 1-2 constitutional type events (> 5% of patients), including fatigue, chills, pyrexia, nausea, influenza-like illness, injection-site pain, diarrhea, vomiting, headache, pruritis, asthenia, arthralgia, myalgia, decreased appetite, and rash, with a low incidence of Grade 3-5 events. Grade 4 events were one each of lipase increased, alanine aminotransferase increased, blood bilirubin increased, cytokine release syndrome, myocarditis, hepatic cytosis and splenic rupture. There were no Grade 5 events.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	News Release dated June 6, 2024
99.2	Company Presentation dated June 6, 2024
104	Cover page interactive data file (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIMUNE GROUP, INC.

Date: June 6, 2024	By:	/s/ Sushil Patel
Sushil Patel
Chief Executive Officer